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                                                                    EXHIBIT 12.1

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RATIO OF EARNINGS TO FIXED CHARGES                         HALF-YEAR                          FISCAL
                                                             2004        2003       2002       2001        2000       1999
AUSTRALIAN GAAP MEASUREMENT                                  A$m         A$m        A$m         A$m         A$m        A$m
                                                             ---         ---        ---         ---         ---        ---
Earnings

   Income before income taxes, excluding minority           3,196       4,988       5,527      6,480       5,407      5,361
   interest and equity in earnings of associates and
   joint venture entities
add

   Fixed charges                                              472       1,101       1,130        976         836        723
   Amortisation/depreciation of capitalised interest           35          70          44         33          35         24
   Distributed income of equity accounted                       1           6           9          1           4          9
   investments
Subtract

   Capitalised interest                                       (37)       (105)       (115)      (108)       (125)       (92)
                                                            -----       -----       -----      -----       -----      -----
Total adjusted earnings                                     3,667       6,060       6,595      7,382       6,157      6,025

FIXED CHARGES

   Portion of rental expense representative of interest
   factor                                                      53         117         119         99          81         53
   Interest costs (expensed and capitalised)                  419         984       1,011        877         755        670
                                                            -----       -----       -----      -----       -----      -----
   Total fixed charges                                        472       1,101       1,130        976         836        723

Ratio of earnings to fixed charges                            7.8         5.5         5.8        7.6         7.4        8.3

US GAAP MEASUREMENT

   Income before income taxes, excluding minority
   interest and equity in earnings of associates and
   joint venture entities                                   3,327*      5,197*      5,800      5,915*      5,715      5,307
Add

   Fixed charges                                              472       1,101       1,130        976         836        723
   Amortisation/depreciation of capitalised interest           45          91          68         84          67         61
   Distributed income of equity accounted                       1           6           9          1           4          9
   investments
Subtract

   Capitalised interest                                       (37)       (105)       (115)      (108)       (125)       (92)
                                                            -----       -----       -----      -----       -----      -----
   Total adjusted earnings                                  3,808       6,290       6,892      6,868       6,497      6,008

FIXED CHARGES

Portion of rental expense representative of interest           53         117         119         99          81         53
factor

Interest costs (expensed and capitalised)                     419         984       1,011        877         755        670
                                                            -----       -----       -----      -----       -----      -----
Total fixed charges                                           472       1,101       1,130        976         836        723

Ratio of earnings to fixed charges                         8.1         5.7         6.1        7.0         7.8        8.3
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* Calculated before cumulative effect of change in accounting principles